Exhibit 10.23

VARIAN, INC.

STOCK UNIT AGREEMENT

Varian, Inc. (the “Company”) hereby grants you, [NAME OF DIRECTOR] (the “Director”), an award of Stock Units under the Company’s Omnibus Stock Plan (the “Plan”). The date of this Agreement is [GRANT DATE] (the “Grant Date”). Subject to the provisions of Appendix A and of the Plan, the principal features of this award are as follows:

Number of Stock Units:	[INSERT NUMBER]

Scheduled Vesting Date:	The Stock Units shall vest upon your Termination of Service.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting of the Stock Units is contained in Paragraphs 3 and 4 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

VARIAN, INC.		DIRECTOR

By
Name:		Name:
Title:	Vice President

APPENDIX A

TERMS AND CONDITIONS OF STOCK UNITS

1. Grant. The Company hereby grants to the Director under the Plan [NUMBER] Stock Units, on the terms and conditions in this Agreement and the Plan. When the Stock Units are paid to the Director, par value shall be deemed paid by the Director for each Stock Unit by past services rendered by the Director, and shall be subject to the appropriate tax withholdings.

2. Company’s Obligation to Pay. Each Stock Unit represents a bookkeeping entry initially representing an amount equal to the Fair Market Value of a Share on the Grant Date. Unless and until the Stock Units have vested in the manner set forth in Paragraph 3, the Director shall have no right to payment of such Stock Units. Prior to actual payment of any vested Stock Units, such Stock Units shall represent an unfunded and unsecured obligation.

3. Vesting Schedule/Period of Restriction. The Stock Units awarded by this Agreement shall vest upon the Director’s Termination of Service.

4. Payment after Vesting. Any Stock Units that vest in accordance with Paragraph 3 shall be paid to the Director (or in the event of the Director’s death, to his or her estate) in Shares in an amount equal to the number of Stock Units at vesting as soon as practicable following the date of vesting, subject to Paragraph 6.

5. Death of Director. Any distribution or delivery to be made to the Director under this Agreement shall, if the Director is then deceased, be made to the Director’s designated beneficiary, or if either no beneficiary survives the Director or the Board does not permit beneficiary designations, to the administrator or executor of the Director’s estate. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Payment of Taxes. The Director (or his or her beneficiary or estate) shall make arrangements satisfactory to the Company for the payment of any federal, state or local income or other taxes that the Company determines must be withheld or collected with respect to the award. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares may be issued pursuant to Paragraph 4 unless and until the Director shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such Shares.

7. Rights as Stockholder. Neither the Director nor any person claiming under or through the Director shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director. After such issuance, recordation and delivery, the Director shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at Varian, Inc., 3120 Hansen Way, Palo Alto, CA 94304 or at such other address as the Company may hereafter designate in writing.

9. Award is Not Transferable. Except to the limited extent provided in Paragraph 5, this grant and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process, until you have been issued the Shares. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately shall become null and void.

10. Binding Agreement. Subject to the limitation on the transferability of the award contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11. Conditions to Issuance of Certificates. The Company shall not be required to issue any certificate or certificates for Shares under this Agreement prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Board shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Stock Units as the Board may establish from time to time for reasons of administrative convenience.

12. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan.

13. Board Authority. The Board shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Director, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. Governing Law. This Agreement and grant of Stock Units shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws.

15. Captions. The captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

16. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

17. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Director expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

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